SAN JUAN FINANCIAL, INC.




                Filing Type: SB-2
                Description: Registration Statement for Small
                             Business Issuers
                Filing Date: June 29, 2001
                 Period End: N/A


           Primary Exchange: N/A
                     Ticker: N/A

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            SAN JUAN FINANCIAL, INC.
                      (Exact name of Registrant in charter)

        Colorado                       7389                     94-3363969
(State or jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
    incorporation or        Classification Code Number)   Identification Number)
      Organization)

                               Stephen G. Slater
                     President and Chief Executive Officer
                               4410 Newton Street
                                Denver, CO 80211
                                 (303) 455-2217
                   (Name and address, including zip code, and
             telephone number, including area code, of Registrant's
               principal executive offices and agent for service)

                                with a copy to:

                         Robert Blair Kureger II, Esq.
                             The Krueger Group, LLP
                           701 "B" Street, Suite 240
                          San Diego, California 92106
                                 (619) 234-1600

     Approximate Date of Commencement of Proposed Sale to Public: as soon as practicable after this Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
Title of each
class of                                      Proposed
securities to          Amount of Shares       offering price per      Amount of     Registration
be registered          to be registered       security (1)            offering      fee
----------------       ----------------       ------------------      ---------     ------------
Common
Stock                  5,000,000 (2)          $1.00                   $5,000,000    $1,250




(1)  Estimated solely for the purpose of determining registration fee.

(2)  Represents primary issuance of shares of common stock.

                                ----------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                                                                          Page 1

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As filed with the Securities and Exchange Commission on June 29, 2001
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                   SUBJECT TO COMPLETION, DATED JUNE 29, 2001

                        5,000,000 Shares of Common Stock

     All 5,000,000 shares (the "Shares") of Common Stock offered hereby (this "Offering") are being issued and sold by San Juan Financial, Inc., a Colorado corporation (the "Company"). We currently estimate that the initial public offering price per share will be $1.00. The Company intends to apply to have our Common Stock listed for quotation on the Over-The-Counter ("OTC") Bulletin Board upon commencement of this Offering under the symbol "SJFI". The selling price of the Shares will be determined by market factors at the time of their sale.

                            SAN JUAN FINANCIAL, INC.

     The shares offered hereby have not been listed on any national securities exchange or the Nasdaq Stock Market prior to this Offering.

   THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
               FACTORS," COMMENCING ON PAGE 3 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

        ======================================================
                              Price To            Proceeds to
                             Public (1)           Company (2)
                             ----------           -----------
        Per Share..........   $ 1.00              $ 5,000,000

     (1) The shares being registered hereunder are being offered by the Company from time to time in negotiated transactions. No public market for our shares presently exists, although we intend to seek listing of our common shares for quotation on the OTC Bulletin Board. The estimated price to the public of our shares has been arbitrarily established by management in its sole discretion and does not necessarily reflect the actual fair market value of our shares.

     (2) Before deducting expenses of this Offering payable by the Company, estimated at $40,000.

     Please read this prospectus carefully. It describes our Company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

     You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.


     Information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.




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As filed with the Securities and Exchange Commission on June 29, 2001
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                           REPORTS TO SECURITY HOLDERS

     We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and periodically file, and will continue to file, reports and other information with the United States Securities and Exchange Commission ("Commission"). The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, most filings are available through the Commission's Electronic Data Gathering and Retrieval system ("EDGAR").

We will furnish to shareholders:

         (i)    an  annual  report  containing  financial  information  examined and reported upon by our certified  public  accountants;
         (ii)   unaudited  financial  statements  for  each of  the  first three quarters of the fiscal year;  and;
         (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.


     We have filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this prospectus is a part, on Form SB-2 under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. For further information with respect to the Company and the shares offered, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.


     We will continue to voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

     We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Stephen G. Slater.

     The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.


     No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by us, or the underwriter, if an underwriter assists in the sale of these shares.


     This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.


     Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

     Please read this prospectus carefully. It describes our Company, finances, products and services. Federal and State securities laws require that we include in this prospectus all the important information you will need to make an investment decision.

     You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with

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                                                                          Page 3

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that any information contained in this prospectus is accurate as of any date other than the date on the front page of this prospectus.


     We have designated the following table of contents to assist you to find important information contained in this prospectus. We encourage you to read the entire prospectus.























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                                                                          Page 4

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.   Prospectus Summary........................................................6

2.   Forward Looking Statements................................................7

3.   Risk Factors..............................................................7

4.   Use of Proceeds..........................................................14

5.   Dilution.................................................................14

6.   Plan of Operations.......................................................14

7.   Business.................................................................15

8.   Management...............................................................24

9.   Summary Compensation Table...............................................24

10.  Stock Option Grants in Fiscal Year 2000..................................25

11.  Description of Securities................................................26

12.  Plan of Distribution.....................................................28

13.  Shares Eligible For Future Sale..........................................28

14.  Legal Matters............................................................29

15.  Experts..................................................................29

16.  Financial Statements.....................................................30















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                                                                          Page 5

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------


PROSPECTUS SUMMARY


     This summary highlights information about San Juan Financial, Inc. (the "Company") contained elsewhere in this prospectus. You should read this entire prospectus carefully, especially including the "Risk Factors" section.

The Company..............We  have not commenced operations and have no revenues.
                         Upon the closing of this Offering, the Company intends to provide mortgage banking services both offline and on the Internet through our web site, www.sanjuanfinancial.com.

Securities Offered.......5,000,000 shares of common stock.

Offering Price...........The shares being registered hereunder are being offered by the Company in negotiated transactions. No public market for our shares presently exists, although we intend to seek listing of our shares for quotation on the OTC Bulletin Board.

Dividend Policy..........The Company does not anticipate paying dividends on its common stock in the foreseeable future.

Use of Proceeds..........For  advertising  and marketing expenditures in 2001 to promote our brand and general corporate purposes, including working capital, expenditures for our initial development and operations, and our eventual expansion of our business, building our brand both online and offline, enhancing our product development,and possible acquisitions. See "Use of Proceeds."

Material Risk Factors....This Offering  involves a high degree of risk, elements of which include our lack of any operating history, our poor financial position (including doubts as to our ability to continue as a going concern,) the lack of a trading market for our shares prior to this Offering, and that this Offering is being made without the assistance of an underwriter or selling group. There is a risk to our investors due to (i) the speculative nature of this investment, (ii) our anticipated losses from operations, (iii) our shortage of capital and management, (iv) our lack of dividends, (v) our competition, and (vi) economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of our proposed business.

Proposed OTC Bulletin
Board Symbol.............SJFI












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                                                                          Page 6

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As filed with the Securities and Exchange Commission on June 29, 2001
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                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking terms such as "may," "will," "expect," "anticipate," "estimate," "continue," or other similar words. These statements discuss future expectations, projections of results of operations or of financial condition or state other "forward-looking" information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted under the heading "Risk Factors" and other factors noted throughout this prospectus could cause our actual results to differ materially from those contained in any forward-looking statement.


                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business will be harmed. In such case, the trading price of our Common Stock will decline and you may lose all or part of your investment. You should consider carefully these risk factors, together with all of the other information included in this prospectus, before you decide to purchase shares of our Common Stock.

We Are A Start-Up Company That May Not Continue As A Going Concern
------------------------------------------------------------------

     We are a start-up company subject to substantial business risks and uncertainties inherent to such a new entity, including the potential risk of complete business failure. Our financial statements provided in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates, among other things, our realization of assets and satisfaction of liabilities in the normal course of our business. We presently have no cash or other assets. Our lack of operational history and lack of liquidity, among other concerns, raise substantial doubt about our ability to continue as a going concern. We intend to fund our operations through debt and additional equity financing arrangements, which management believes will be sufficient to fund our capital expenditures, working capital requirements, and other cash requirements through June 30, 2002. There is no assurance that we will be able to obtain sufficient additional funds in the future when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

It Is Very Difficult To Evaluate Our  Business And  Prospects Because We Have No
--------------------------------------------------------------------------------
Operating History
-----------------

     As a company in the early stage of development with no prior operations, there are risks and substantial uncertainties concerning our ability to commence operations, generate revenues and, thereafter, implement our long-term business plans successfully. Our business and prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their very early stages of development, particularly companies in new and rapidly evolving markets such as Internet solutions which have no prior operations. These risks and uncertainties include, among other things, the following:

     o we may not be able to develop awareness and brand loyalty for our products and services;

     o we may not be able to anticipate and adapt to the changing market for Internet services and e-commerce;

     o we may not be able to recruit, develop or expand our sales and marketing efforts;

     o    we may not successfully respond to competitive developments; and

     o    we may not be able to develop and renew strategic relationships.

     We may not be successful in accomplishing any or all of these objectives, which will materially harm our business. In this case, the value of your investment will decline.

Our Business Model Is New And Unproved
--------------------------------------

     We have a new business model that is unproved and its success will depend, in substantial part, on the willingness of consumers to purchase mortgages

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As filed with the Securities and Exchange Commission on June 29, 2001
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completely  online.  We  launched  our  new  web  site,  which  is  based  on  a consumer-friendly model of mortgage purchasing, in which revenue is almost exclusively generated from the completion of a sale of a mortgage. Our failure
to  generate   sufficient   revenues   using  our   unproved   consumer-centric,
Internet-based model will negatively impact our business.

The Liquidity Of Our Common Stock Is Uncertain Since It Has Not Been Publicly
-----------------------------------------------------------------------------
Traded
------

     Prior to this Offering, no public market for our Common Stock has existed. We cannot predict the extent to which investor interest in our Company will lead to the development of an active, liquid trading market. We are not receiving the benefit of an underwriter or selling group to sell the Shares in this Offering. We, therefore, do not have an active trading market. Active trading markets generally result in lower price volatility and more efficient execution of purchases and sales by investors. Unless and until our shares are listed for quotation on the OTC Bulletin Board, the successful listing of which is uncertain, the price for our shares will be determined by negotiations between us and prospective buyers and may not be indicative of prices that would prevail in the trading market to the extent the Company's shares are ever traded on a stock exchange.

We Have No Operating History Using Our New Business Model Upon Which To Base An
-------------------------------------------------------------------------------
Evaluation Of Our Business And Prospects
----------------------------------------

     Our potential for future profitability must be considered in light of the risks associated with a company that has not operated using its new business model, or at all. We face uncertainties, expenses and difficulties frequently encountered by companies in their very early stages of development, particularly companies in new and rapidly evolving markets like the market for Internet commerce. Furthermore, while many Internet commerce companies have grown in terms of revenue, very few are profitable.

To Succeed, We Must Establish And Maintain A Large Network Of Participating
---------------------------------------------------------------------------
Banks And Credit Unions
-----------------------

     We intend to offer and arrange for mortgage banking services through local banks and brokerage services online, as well as credit unions who, we intend, will be affiliated with us. Other than online sales, we will only be able to offer our services in those geographic areas in which we have signed up a bank or credit union. To date, we have not signed up any banks or credit unions. Even if we an initially sign up sufficient banks or credit unions, we will have to retain such participating banks or credit unions or add new banks or credit unions to reduce the effects of any turnover. Our revenues will be harmed if sufficient banks or credit unions cannot be attracted and retained. Factors which may affect our ability to attract and retain participating dealers include competition from other Internet mortgage banking services, volume of sales and revenue derived through our affiliated banks' or credit unions' acceptance of the Internet as an attractive means for conducting mortgage business, and the ease of participating in our service.

Much Of Our Success Will Be Dependent On Consumers And Banks Accepting The
--------------------------------------------------------------------------
Internet As A Method Of Conducting Mortgage Banking
---------------------------------------------------

     The Internet represents a medium for mortgage banking services which has only recently begun to develop. As is typical for a new rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are affected by a high level of uncertainty and there are few proven services. Widespread acceptance of Internet commerce, in general, or of our services, in particular, may not occur. Consumers have established habits for buying mortgages and may be reluctant to try a new and unproven buying method. Our future success assumes that consumers and banks will accept the Internet as a viable method for buying mortgage services.

The Success Of Our Business Will Be Dependent On Market Acceptance Of Our
-------------------------------------------------------------------------
Services
--------

     Assuming that we are successfully able to commence business operations and generate revenues, our success will depend substantially upon the adoption of the Internet as an attractive platform for conducting business. If market acceptance is not forthcoming, our revenue will not grow and our prospects for earnings will suffer. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be reluctant to adopt new strategies that could make their existing products and infrastructure obsolete. The Internet solutions business is dependent on companies realizing the benefits of supplementing or replacing traditional business models with a business transformation to e-business. It is difficult to predict the future growth rate, if any, and the size of the market for our services because the market for our services is so new and evolving.

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As filed with the Securities and Exchange Commission on June 29, 2001
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If The Internet Does Not Continue To Technologically Improve, It May Be Unable
------------------------------------------------------------------------------
To Support Increased Levels Of Activity. Without The Increased Capacity Of The
------------------------------------------------------------------------------
Internet And Our Future Systems, Our Revenues May Not Increase And Our
----------------------------------------------------------------------
Operations Will Be Harmed
-------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our success will depend, in large part, upon the communications industry and its infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure or complementary products, as well as delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity.

     If the Internet continues to experience significant growth in the number of users and the level of use, then the Internet infrastructure may not be able to continue to support the demands placed on it by its potential growth. An unexpectedly large increase in the volume or pace of traffic on our web sites or the number of orders placed by customers may require us to expand and further upgrade our technology, transaction-processing systems and network infrastructure. We may not be able to accurately project the rate or timing of increases, if any, in the use of our web sites or expand and upgrade our systems and infrastructure to accommodate these increases.

Internet Commerce Has Yet To Attract Significant Regulation. Assuming We
------------------------------------------------------------------------
Commence Operations, Future Government Regulation May Result In Fines,
----------------------------------------------------------------------
Penalties, Taxes Or Other Costs That Will Reduce Our Future Earnings
--------------------------------------------------------------------

     Our proposed future business operations are not directly regulated by any government agency, other than having to comply with regulations applicable to business generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering, among other things, the following issues:

          o    taxation of consumer transactions;

          o    advertising;

          o    user privacy;

          o    unsolicited marketing;

          o    pricing;

          o    quality of products and services;

          o    intellectual property;

          o    information security; and

          o    anti-competitive practices.

     The adoption of any of these laws or regulations may decrease the growth of Internet commerce. These laws would decrease the future demand for our products and services, assuming we commence operations and generate revenue, increase our cost of doing business, or otherwise have an adverse effect on our business, operating results or financial condition.

     Moreover, the applicability to the Internet of existing laws governing issues including real and intellectual property ownership, libel and personal privacy is uncertain. If these existing laws were to be applied to the Internet, our business will be harmed.

     Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. Assuming that we are successfully able to commence business operations and generate revenues, the adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce would, in turn, decrease the demand for our products and services, increase costs and

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

otherwise have am material adverse effect on our business, results of operations and financial condition.

Existing Stockholders Will No Longer Be Able To Exercise Significant Control
----------------------------------------------------------------------------
Over Us
-------

     Prior to this Offering, approximately 99 percent of our outstanding stock is beneficially owned by 12 shareholders. Accordingly, if this Offering is successful and fully subscribed, these 12 shareholders will no longer have effective control over the outcome of matters submitted to a vote of stockholders, including the election of directors and the approval of significant corporation transactions (such as acquisitions of us or our assets). After this Offering, and the sale of 5,000,000 shares to new shareholders (assuming this Offering is fully subscribed), a change of control of our Company could result in a new board of directors who could significantly change our business strategy and business model.

Assuming We Commence Operations And Generate Revenue, Our Quarterly Revenues And
--------------------------------------------------------------------------------
Operating Results May Fluctuate Significantly
---------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our quarterly revenues and operating results will fluctuate substantially from quarter to quarter. We believe that the following factors, among others, will cause our quarterly results to fluctuate significantly once we successfully commence business operations:

          o seasonal changes in the demand for mortgage credit, with demand typically peaking during the spring and fall season and declining in the summer and winter

          o    the volume of mortgage loans we will fund

          o    the size and timing of our future loan sales

          o our future ability to offer competitive mortgage rates through our network of lenders

          o the proportion of mortgage loans we will fund that are used to purchase homes

          o general economic conditions in the United States and economic conditions that particularly affect e-commerce industries

          o other factors of the sort referred to in this "Risk Factors" section

Assuming We Commence Operations And Generate Revenue, Fluctuations In Interest
------------------------------------------------------------------------------
Rates Will Adversely Affect Our Business
----------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, the Company intends to operate as a mortgage bank by originating first and second deeds of trust (home loan mortgages) for a variety of banks and credit unions. We also plan to participate in the secondary mortgage market and be a purchaser of funded loans. An increase in interest rates could make both our loan sales and purchases less profitable. On loans we intend to originate, the mortgage loan purchase commitment we will obtain from a purchaser will lock in an interest rate. If interest rates increase after a rate has been quoted to a customer, but before we close on the loan, we may experience a loss.

     Any increase in interest rates will also make it more expensive for us to maintain lines of credit, to the extent that we succeed in obtaining lines of credit, which we will depend on to fund loans and to purchase already funded loans. We do not intend to use derivative financial instruments to hedge these risks. If interest rates decrease sharply over a short period, our customers who have received mortgage commitments from us will likely elect to refinance with another lender.

Assuming We Commence Operations And Generate Revenue, We Will Originate And Fund
--------------------------------------------------------------------------------
Fewer Mortgage Loans If Interest Rates Rise
-------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, demand for our mortgage loans will typically decline in periods of rising interest rates. During those periods, we will likely fund fewer mortgage loans, the size of the secondary mortgage market will diminish in size, and our revenues will decline.

--------------------------------------------------------------------------------
                                                                         Page 10

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------


Assuming We Commence Operations And Generate Revenue, If The Federal Programs
-----------------------------------------------------------------------------
That Purchase Loans Are Discontinued, Or If Any Change Occurs In Our Eligibility
--------------------------------------------------------------------------------
To Participate In Those Programs, It Will Harm Our Future Business
------------------------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, we plan to fund our mortgage loan operations, in part, by selling our loans to institutional investors. Our ability to make these sales will depend upon programs administered by private corporations, Fannie Mae and Freddie Mac, and by the Government National Mortgage Association, commonly known as Ginnie Mae. If these programs, or our eligibility to participate in them, is terminated or significantly curtailed, our future business will suffer. In addition, the mortgage products offered under these federal programs may change from time to time, and the profitability of our specific mortgage products will vary depending on a number of factors, including our cost to originate these products.

Assuming We Commence Operations And Generate Revenue, The Loss Of Our
---------------------------------------------------------------------
Relationship With Fannie Mae Or One Or More Of Our Other Significant Providers
------------------------------------------------------------------------------
Of Automated Underwriting Would Harm Our Business
-------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, we intend to depend on the services offered by public and privately sponsored mortgage investors, including Fannie Mae's Desktop Underwriter (DU), Freddie Mac's Loan Prospector, GMAC-RFC's AssetWise and GE Capital Mortgage's Good Decisions. These services will help ensure that our mortgage services will be offered efficiently. We plan to make an agreement with Fannie Mae that allows us to use their automated underwriting services and would enable us to sell qualified first mortgages to Fannie Mae. We intend to process a significant portion of our conforming loans using the Fannie Mae system. However, any future agreement we enter into with Fannie Mae and other mortgage investors will be terminable by either party immediately upon the delivery of a written termination notice. There is a risk that Fannie Mae or other mortgage investors will terminate our relationship. Termination of agreements will hurt our ability to originate loans and operate as a going-concern.

Assuming We Commence Operations And Generate Revenue, Our Business Will Suffer
------------------------------------------------------------------------------
If We Are Unable To Expand And Promote Our Brand Name
-----------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, we believe that establishing and maintaining our brand name will be an important aspect of our efforts to develop and expand our mortgage lending business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail adequately to promote and maintain our brand name our financial performance will suffer.

Assuming We Commence Operations And Generate Revenue, It Is Uncertain Whether We
--------------------------------------------------------------------------------
Would Be Able To Operate Successfully In The Event Of A Downturn In The Home
----------------------------------------------------------------------------
Mortgage Market
---------------

     During the last several years the home mortgage market has generally experienced rapid growth. Assuming that we are successfully able to commence business operations and generate revenues, it is uncertain whether our Internet-based business would be able to operate successfully in a downturn.

Assuming We Commence Operations And Generate Revenue, We May Not Be Able To
---------------------------------------------------------------------------
Recruit And Retain The Personnel We Need To Succeed
---------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our future success will depend on our ability to attract, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional employees. Assuming that we are successfully able to commence business operations and generate revenues, competition for such employees will be intense, especially in the Internet commerce sector, and it is likely we will have difficulty in hiring and retaining employees with appropriate qualifications. If we do not succeed in meeting our personnel needs, our business will suffer. In particular, we will depend on loan originators to develop relationships with consumers, real estate agents and brokers, and others. Accordingly, we believe it will be important for us to attract, motivate and retain skilled loan originators. The market for skilled loan originators is highly competitive, and we may be unable to hire and retain a sufficient number of qualified loan originators.

--------------------------------------------------------------------------------
                                                                         Page 11

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

Assuming We Commence Operations And Generate Revenue, The Loss Of Any Of Our
----------------------------------------------------------------------------
Executive Officers Would Likely Have An Adverse Effect On Our Business
----------------------------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our future success will depend to a significant extent on our retaining the services of our members of senior management. We have not entered into employment agreements with either of our two executives. If we lose the services of either of our two executives, our business will be harmed. See "Management".

Assuming We Commence Operations And Generate Revenue, We May Not Be Able To
---------------------------------------------------------------------------
Compete Successfully Against Our Competitors
--------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, we will face intense competition, primarily from mortgage banking companies, commercial banks, thrift institutions, and finance companies. All of these competitors will be substantially larger than us and have access to more capital and other resources, and have more experience than we do. Furthermore, other large national finance companies and other mortgage bankers will compete with us.

Assuming We Commence Operations And Generate Revenue, In The Future We May Need,
--------------------------------------------------------------------------------
And Have Difficulty Obtaining, Additional Capital, And Our Business May Suffer
------------------------------------------------------------------------------
As A Result
-----------

     We anticipate that, upon closing this Offering, our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next six months. Assuming that we fully subscribe this Offering in full and are successfully able to commence business operations and generate revenues, we may need to raise additional capital to fund our expansion, to develop new Internet mortgage services and enhance existing services, to respond to competitive pressures, and to acquire complementary business or technologies. Assuming that we successfully subscribe this Offering in full, we may not be able to obtain additional financing on terms favorable to us, or at all. If adequate funds are not available or are not available on favorable terms, we may not be able to effectively execute our business plans.

Assuming We Commence Operations And Generate Revenues, A Reduction In Prices
----------------------------------------------------------------------------
Paid Could Adversely Affect Our Financial Condition
---------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our business will suffer if the prices we receive for our loans falls. These prices will vary over time and will be determined by a number of factors, including:

               o the number of institutions that will be willing to buy our loans

               o    the amount of comparable loans available for sale

               o    the levels of prepayments of, or defaults on, loans

               o    the types and volume of loans we will sell

               o    the level and volatility of interest rates

               o    the quality of our loans

Assuming We Commence Operations And Generate Revenues, We Will Rely On Others To
--------------------------------------------------------------------------------
Develop And Maintain Industry-Standard Software, Which Will Increase The Risk Of
--------------------------------------------------------------------------------
Interruptions Or Slowdowns In Our Business
------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our products and services will rely on software licensed to us. Once we acquire it in the future, assuming that we are successfully able to commence business operations and generate revenues, it could become obsolete or incompatible with the products and services that we will offer in the future. If we have to replace that software, certain aspects of our business could suffer during the replacement period.

Assuming We Commence Operations And Generate Revenues, Changes In Governmental
------------------------------------------------------------------------------
Regulation And Taxation Of The Internet Could Increase Our Cost Of Doing
------------------------------------------------------------------------
Business Or Otherwise Hurt Our Financial Performance
----------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, we will be subject to regulations applicable to mortgage lenders and businesses generally. Our proposed Internet operations are not currently subject to direct regulation by any U.S. or other government agency. Assuming that we are successfully able to commence business operations and generate revenues, new laws may, however, be adopted that could decrease the demand for our services and might increase our cost of doing business. For

--------------------------------------------------------------------------------
                                                                         Page 12

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

example, a number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in the enactment of laws concerning various aspects of the Internet including online content, user privacy, access charges and liability for third-party actions. These laws could harm our business.

     In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress recently passed the Internet Tax Information Act, which places a three-year moratorium on new state and local taxes on Internet commerce. However, future laws may be enacted that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

If We Are Unable To Comply With Mortgage Banking Rules And Regulations, Our
---------------------------------------------------------------------------
Ability To Originate And Fund Mortgage Loans Will Be Restricted
---------------------------------------------------------------

     Assuming that we are successfully able to commence business operations and generate revenues, our mortgage banking business will be subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling of mortgage loans. These rules and regulations, among other things, will impose licensing obligations on us, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to our future borrowers. We also will be required to comply with each regulatory entity's financial requirements. If we do not comply with these rules, regulations and requirements, the regulatory agencies will restrict our ability to originate and fund mortgage loans.








--------------------------------------------------------------------------------
                                                                         Page 13

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                                 USE OF PROCEEDS


     The net proceeds to be received by us from the sale of 5,000,000 shares of Common Stock in this Offering are $4,960,000 at the initial public offering price of $1.00 and after deducting estimated offering expenses of $40,000.

     We plan to use $1,000,000 to $1,500,000 of the net proceeds for advertising and marketing expenditures in 2001 to promote our brand and the remaining net proceeds from this Offering for general corporate purposes, including working capital, research and development, expenditures for our initial development and operations and the eventual expansion of our business, building our brand both online and offline, enhancing our product development, and possible acquisitions. Because we have not commenced operations, we are not currently a party to any contracts or letters of intent with respect to any acquisitions, and there can be no assurance that any of our plans to commence operations and eventually expand our business will be realized or, if realized, will prove profitable to us. We have not identified specific uses for all of the proceeds, and management will have discretion over their use and investment. We intend to invest the net proceeds from this Offering in short-term, investment grade, interest-bearing securities until they are used. We reserve the right to increase or decrease the size of this Offering, and the price per share of the shares offered hereby.

                                    DILUTION

     Our pro forma net tangible book value as of March 31, 2001 was approximately $5,256, or less than $0.0011 per share. Our pro forma net tangible book value per share as of March 30, 2001 represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of Common Stock outstanding, 5,063,000 shares. Dilution per share represents the difference between the amount per share paid by investors of shares of Common Stock in this Offering and the pro forma net tangible book value per share of Common Stock immediately after the completion of this Offering. After giving effect to the sale of the 5,000,000 shares of Common Stock offered by us at an assumed initial public offering price of $1.00 per share, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 30, 2001 would have been approximately $_____ or $____ per share of Common Stock. This represents an immediate increase in net tangible book value of $_____ per share to existing shareholders and an immediate dilution of $____ per share to new investors of Common Stock. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share.............................................$1.00
      Pro forma net tangible book value per share as of March 2001..........................$_.__
      Increase per share attributable to new investors......................................$_.__
Pro forma as adjusted net tangible book value per share after this Offering.................._.__
Dilution per share to new investors.........................................................$_.__
                                                                                            =====

     The following table summarizes on a pro forma as adjusted basis after giving effect to this Offering, as of March 30, 2001, the differences between the existing shareholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid at an assumed initial public offering price of $1.00 per share, and after deducting the estimated offering expenses payable by us:


                                               Shares Purchased        Total Consideration      Average
                                               ----------------        -------------------     Price Per
                                               Number   Percent         Amount       Percent     Share
                                               ------   -------         ------       -------     -----

Existing shareholders................        5,063,000      ___%     $ ,   ,   .     _____%      $__.__
New investors........................        5,000,000      ___%     $ 5,000,000     _____%      $__.__
Totals...............................       10,063,000    100.0%     $ ,   ,   .     100.0%      $ 1.00
                                          ============    ======     ===========     ======      ======


                               PLAN OF OPERATIONS

     As a development stage company, the Company has had no revenues from operations from inception (June 7, 1989) through March 31, 2001, and has incurred $97,744 net loss for that period. To date, the Company has relied on management's ability to raise capital through equity private placement financings to fund its operations.

     During the quarter ended March 31, 2000, the Company completed a private placement of common stock which resulted in aggregate cash proceeds to the Company of nearly $63,000. We have spent nearly all of the money which we raised in this private placement offering.

--------------------------------------------------------------------------------
                                                                         Page 14

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

     The Company presently intends to focus substantially all of our resources on the commercialization and sales of our online mortgage banking services. As a result, the Company will devote only a limited amount of our resources on the research, development and commercialization of other technologies during the next twelve months. See Use Of Proceeds.

     Ongoing research and development will be necessary over the next twelve months. The Company anticipates spending approximately $500,000 over the next twelve months on research and development of online mortgage banking services, specifically including development of Internet Software to facilitate online banking.

     The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce our hardware.

     The most significant current liabilities relate to consulting fees. As reflected in our audited Statement Of Operations, we have paid $42,755 in professional fees from April 10, 2000 through March 31, 2001. In the event that the Company is not able to pay current liabilities as they become due, the Company will be unable to retain key personnel who are responsible for research, development and marketing. These functions are critical to the operations of the Company.

     Various factors affecting the Company raise doubt as to our ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern, or achieve material revenues and profitable operations. The Company may require additional financing, and no assurances can be given that financing will be available to the Company in the amounts required, or that, if available, will be on terms satisfactory to the Company.

     The Company is not aware of any circumstances or trends which would have a negative impact upon future sales or earnings. There have been no material fluctuations in the standard seasonal variations of the Company's business. The accompanying financial statements include all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading.

                                    BUSINESS

OVERVIEW OF SAN JUAN FINANCIAL

     Upon the closing of this Offering, the Company intends to provide mortgage banking and brokerage services by telephone and the Internet, through our web site at www.sanjuanfinancial.com and through our proprietary information network which we intend to develop.

     We were incorporated in Colorado on June 7, 1989. We subsequently commenced our operations as a development stage company in April 2000. Our principal executive offices are located at 4410 Newton Street, Denver, Colorado. Since our inception as a development stage online broker, our principal activities have been organizational matters and the sale of stock. In 2000 we became a reporting company under the Securities Exchange Act of 1934 and, therefore, file periodic reports with the Commission, including reports on Form 10Q-SB (quarterly reports) and Form 10-K-SB (annual reports).

     Assuming that we commence operations and generate revenue, our business operations will consist of the generation of mortgage loan applications, brokering, underwriting, closing, and the secondary marketing of qualified mortgage loans. If we successfully commence operations and generate revenues, our products and services will include origination of consumer and home loans, appraisals, secondary loan purchases and sales, and the servicing of funded loans for financial institutions which meet or exceed our underwriting criteria.


INDUSTRY OVERVIEW

         Many of the markets we serve are undergoing rapid changes and experiencing significant growth. We believe that these trends will provide us with major growth opportunities.


--------------------------------------------------------------------------------
                                                                         Page 15

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------


     MORTGAGE INDUSTRY


         According to the Mortgage Bankers Association of America, the mortgage industry originated approximately $970 billion in mortgages in 2000. According to Forrester Research, electronic commerce on the Internet through direct-to-consumer channels is expected to grow from $33 billion in 2000 to $108 billion in 2003, a 227 percent increase, while electronic commerce on the Internet through business-to-business channels is expected to grow from $251 billion in 2000 to $1.34 trillion in 2003, a 444 percent increase.


         The traditional mortgage process is paper intensive, generally requires at least three weeks to complete, and involves the following steps:

        o meeting with lender or broker to complete a lengthy paper application

        o     gathering extensive supporting documentation

        o entering the application data into the broker's or lender's processing system

        o ordering appraisals, title and credit reports and verifying deposit and other facts

        o submitting the paper loan file to an underwriter to determine loan eligibility

        o     receiving conditions to approval of loan by the underwriter

        o collecting additional information and complying with the conditions

        o     resubmitting the revised paper file for approval

        o     preparing loan documents and closing instructions

        o     reviewing and approving the loan for funding

        o     closing the transaction

         This process tends to be burdensome and costly to lenders and complex, time-consuming and intimidating to many borrowers.


         We believe that very few of the largest mortgage loan originators have yet capitalized on the mortgage lending opportunities on the Internet. Most mortgage originators lack the expertise to develop their own Internet technologies and have been slow to address the online market. We believe the majority of the prominent mortgage originators use the Internet primarily to advertise and provide contact information. Even among originators that offer online applications, we believe that many still have problems seamlessly integrating their Internet applications with the systems that assist in processing, underwriting and closing the mortgage loans. As a result, mortgage originators have not been leveraging the Internet as a means to increase borrowers' satisfaction and reduce overall costs.


         INTERNET INDUSTRY


         The Internet provides companies additional channels to reach both individual customers and institutional clients, along with the means to transact business with them more efficiently and cost-effectively than through the traditional business channels. Even as an adjunct to traditional paper processes, the Internet can dramatically increase efficiencies and reduce costs.


         In addition, the Internet gives companies the flexibility to more quickly adjust product features, presentations and prices in response to competition. Consumers benefit from greater convenience, wider access to information about available products and services, ease of use, more choices and often lower prices. Institutional clients benefit from greater access to and transmission of their information. They also may realize, in an organized informational market likened to a securities or commodities exchange, a nearly immediate and deeper understanding of the demand for their industry product and services.


         International Data Corporation estimates that the volume of goods and services purchased through the Internet will grow from $50 billion in 1998 to more than $2.8 trillion in 2002. According to Forrester Research, the market for online mortgages is expected to grow from an estimated $60 billion in 2001 to over $91.2 billion in 2003. With the anticipated increases in consumer acceptance of the Internet as a medium to conduct various commercial transactions, we anticipate that the Company could achieve virtually paperless

--------------------------------------------------------------------------------
                                                                         Page 16

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

transactions by fourth quarter 2003. Mortgage origination, as well as the purchase and sale of secured loans in the secondary markets, is a business well-suited to an online distribution model for a number of reasons, including:


          o    mortgages need no physical delivery or warehousing


          o complex mortgage products can be presented in a simplified format using graphic and dynamic presentations with hypertext links to collateral, supporting information and explanations



          o prospective borrowers can immediately send their personal data through a website, allowing quick and automated underwriting and streamlined processing


          o there is no need for costly local offices, multiple brokers or the expensive fee structure associated with the traditional mortgage distribution model

          o within the secondary mortgage markets, underwriting criteria is mostly standardized (FICO score) and therefore an application can be immediately analyzed to determine a potential mortgage's marketability for sale and whether to approve it or not

          o within the secondary mortgage markets, financial institutions are not aggregated and organized to more easily facilitate the purchase and sale of loan portfolios


         Given institutional inefficiencies and widespread customer frustration in the traditional mortgage origination process, combined with the potential for a highly liquid and efficient secondary market for the purchase and sale of secured loan portfolios, we believe there exists a significant market opportunity for a centralized, globally accessible and easy-to-use online mortgage banking service with:



          o a user-friendly, service within a secure environment which matches information of the loan applicant with that of the financial institutions and secondary markets


          o broad selection of loan products and features which incorporates an applicant's FICO score and credit risk, and the participating institutions' underwriting criteria

          o    immediate   determination  of  the  availability  and  source  of
               potential  funding  for  origination   across  a  broad  base  of
               participating institutions for high FICO score applicants

          o determination of alternative sources of potential funding for origination for less attractive mortgage applicants

          o determination of the potential marketability of quality, secured loan portfolios

          o efficient matching of buyer and seller of portfolios across an exchange network creating greater liquidity within the secondary mortgage market

          o    high volume, minimal fees per transaction, and time-savings

Our Business Strategy
---------------------


         Our objective is to become a leading mortgage broker for financial institutions and their customers. Assuming we commence operations and generate revenue, we intend to achieve this goal by: (i) offering financial institutions an efficient, cost-saving alternative to an in-house mortgage banking department; (ii) developing an integrated and seamless Internet-based mortgage process; and (iii) developing a proprietary Internet network to facilitate the securitization and bulk sale of mortgage assets.

--------------------------------------------------------------------------------
                                                                         Page 17

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

         Internet-based Electronic Network Of Future Lender Clients
         ----------------------------------------------------------

        Assuming we commence operations after this Offering, in order to develop our mortgage banking services we intend to create an electronic network comprised of banks and credit unions who subscribe to our services. Once developed, we believe this network will be proprietary, and could allow us to aggregate our clients' assets, query an aggregated database, and promptly market pre-funded loans. When development of our network is completed, it will create a private exchange for loan portfolios and thereby facilitate the bulk sale of portfolios and the securitizing of mortgage assets.

         We estimate that the cost of this network will be approximately $500,000, consisting primarily of expenditures for software development and computer programming. See "Plan of Operations". We anticipate that the completion date for our network would occur on or before June 30, 2002. Although we have designed a network in concept which could be incorporated into our web site, we have not commenced computer engineering, automation or software development.

         Once developed, our electronic network would function in six steps, all of which will transpire by and through our web site: (i) pre-qualification online of a prospective borrower; (ii) a prospective borrower's payment of a loan application fee and the filing of a loan application online; (iii) the Company communicates with the prospective borrower on our lenders' behalf; (iv) income, credit, employment history, and other personal information of the prospective borrower is evaluated and, if satisfactory, appraisal, credit and title reports are automatically ordered; (v) satisfactory loan applications are then automatically presented to the lenders on our electronic network; and (vi) loan applications are approved by our lenders within 15 days, and funded after a pre-closing audit which includes verbal confirmation of current employment and IRS confirmation of annual income.

         We believe that many lenders are burdened by the traditional mortgage loan process. Consumers are also dissatisfied because they find the loan process slow and have difficulty obtaining information and monitoring the status of their applications. Once developed, our Internet network could reduce these problems by offering a simpler, faster and less expensive way to obtain or fund a mortgage loan. We also anticipate that the potential marketability in the secondary markets of each loan will be established before funding, as part of our automated underwriting process through our web site.

         Service Alternative For Financial Institutions
         ----------------------------------------------

         We intend to offer banking institutions and credit unions an efficient and cost-saving alternative to the establishment of a traditional mortgage banking department. It is costly and time-consuming for lenders to develop internally their own web sites to facilitate the sale of their mortgages. In addition, over time we believe even single lender entities such as banks and credit unions will consider offering other lenders' products on their web sites, and we intend that our web site will be well-suited for this purpose. The multi-lender approach not only increases customer choice, but provides additional low-cost transactional revenue for lenders. Assuming we commence operations after this Offering successfully closes, we will offer financial institutions scalability preferable to the development of a single-lender web site. By entering into an agreement with us for the provision of mortgage banking services, a typical financial institution will realize:

          o greater customer service and better managed accounts because we intend to apply software technology to monitor our loan applications and carefully select and train our loan officers and processors to achieve our desired standards of responsive, exemplary customer service

          o more responsive and efficient delivery of services because we intend to continually improve and streamline our services through technology enhancements and automation

          o an immediate network of financial institutions, which we intend to develop as our client base, in which to realize greater economies-of-scale for both the provision of funds and the purchase and sale of loan portfolios in the secondary market


          o high flexibility and immediate response to changing market demands and customer preferences


          o negotiated pricing which will be competitive and will represent a fraction of the overhead which a financial institution would have spent on brokering mortgage transactions in-house or developing a single-lender web site

          o funding on loans meeting or exceeding underwriting criteria provided by our client financial institutions

         If we purchase a mortgage and it is later non-salable in the secondary market, we will have the following options: (i) sell the mortgage back to our client banking institution or credit union if the subsequent marketability of

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

the mortgage was made a condition for our assumption; (ii) sell the mortgage to another financial institution; (iii) sell the mortgage by and through our proprietary online network, if and when it is successfully developed; or (iv) hold the mortgage in our portfolio until it either becomes salable or matures.

         Integrated Internet-Based Mortgage Processing
         ---------------------------------------------

         We also intend  to  offer our  services through  traditional   mortgage
distribution channels, but with an ever-increasing amount of our services delivered over the Internet through our web site. Few mortgage loan originators have capitalized on the opportunities offered by the Internet to ease the burden of the mortgage process. We believe that the majority of mortgage originators use the Internet merely as an advertising medium. Those mortgage lenders that do offer online applications often encounter difficulty integrating their Internet applications with the other systems used to process, underwrite, track and close the mortgage loans. Our long-term strategy includes the development of a completely integrated and seamless Internet-based mortgage process from application to close. Our vision is realize paperless transactions by end-of-year 2003.

        We believe that by 2003, a significant proportion of the mortgage market segment in the U.S. will be online and Internet savvy to warrant the development and implementation of a full-fledged, nearly instantaneous electronic transaction protocol. We intend to maximize the potential of Internet-based mortgage origination by providing borrowers with:


        o     numerous ways to learn about and apply for mortgage loans

        o     rapid loan application and pre-qualification processes

        o     variety of loan evaluation tools and resources

        o wide choice of loan products and rates and reduced transaction costs

        o     alternative loan sources with broader credit criteria

        o     continuous monitoring from application through closing


         Geographic Diversification of Our Mortgage Portfolio
         ----------------------------------------------------


         Loan origination will be executed across a broad geographic area. Such a strategy avails itself of the principles of modern portfolio theory by creating a broad regional mix of real estate secured mortgages which ameliorate the "diversifiable" risks associated with having a single category of items in a portfolio. In our case, the potential downward economic fluctuations of a single state or states in a single region would be averaged with potential economic fluctuations in the other (upward) direction in other states or regions. Diversification is financially attractive because it can make our mortgage portfolios less volatile and therefore less risky by averaging potential collective losses with collective gains.


        We believe that our ability to deliver exemplary customer service to our clients combined with the strategic advantages enumerated above will provide us with a significant competitive advantage.

         Our Future Anticipated Products and Services
         --------------------------------------------

         We will provide our institutional client and their customers a wide array of first mortgage products, as well as second mortgages and home equity lines of credit. Our proprietary software, technology, trade secret methods and our commitment to excellence will ensure that we always provide the most exemplary service. The following is a description of the types of mortgage products and services we intend to offer:



         Consumer Loan Products
         ----------------------

          o Conforming mortgage loans. Conforming mortgage loans are mortgage loans that conform to the underwriting standards established by one of the government-sponsored mortgage entities, Fannie Mae or Freddie Mac, and are originated and generally will be sold by us directly to Fannie Mae or Freddie Mac.

          o Jumbo mortgage loans. Jumbo mortgage loans are those that exceed the maximum loan size for conforming loans, currently $240,000 for single-family homes. General Motors Acceptance Corporation ("GMAC") is one of the largest financial services companies in


--------------------------------------------------------------------------------
                                                                         Page 19

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--------------------------------------------------------------------------------

               the world. GMAC-RFC is a leader in mortgage and asset-backed securitization and the nation's largest warehouse lender.

          o Alternative mortgage loans. Alternative mortgage loans fail to satisfy one or more elements of the jumbo or conforming loan underwriting criteria, such as those relating to documentation, employment history, income verification, loan-to-value ratios, credit history, qualifying ratios or borrower net worth. We may originate mortgage loans that do not satisfy one or more of the underwriting criteria but which, in our estimation, based primarily on the borrower's credit score and loan-to-value ratios for the property, present a risk profile comparable to conforming loans.

          o Home equity and second mortgage loans. Home equity and second mortgage loans are typically secured by second liens on the home. Both types of loans are designed primarily for high credit, quality borrowers and are underwritten according to the standards of the potential buyer. Home equity lines generally provide for either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals, and a 10-year repayment period during which the amount outstanding at the end of the draw period is amortized. Only interest payments are made during the draw period. Second mortgage loans are "closed-end," that is they are fixed in amount at the time of origination and typically amortize over the term of the loan or have a balloon payment feature which is a lump-sum payment made at the end of the term. Home equity lines generally bear adjustable interest rates while second mortgage loans typically bear fixed interest rates. Both types of loans are frequently originated in conjunction with our origination of a first-lien mortgage loan on the related property.

         Secondary Loan Sales
         --------------------


         The sale of mortgage loans may generate either a gain or loss, which may result from changes in interest rates that affect the market value of the loans between the time we commit to a price and the time that the loan is sold.


          o Sales of servicing rights. With each loan we originate, a corresponding right to service the loan will be created. We intend to sell the right to service the loan either separately or combined with the loan sale. As a result, we will minimize default and prepayment risk. However, we will service the loans between the date we fund the loan and the date we sell the loan and the related servicing. We do not currently plan to retain servicing rights on loans we will underwrite, fund and close.

          o Loan sales. A primary component of our business strategy will be to seek the most efficient method of selling our mortgage loans. This involves evaluating and comparing available prices for each alternative method, given current market conditions and the risks associated with the type of mortgage loan. We intend to sell our conforming loans through:

               o (i) Concurrent transactions, which involves a sale of the underlying mortgage loan directly to Fannie Mae or Freddie Mac, with a concurrent sale of the servicing rights to an independent servicer;

               o (ii) Assignment of trade sales, which are sales of conforming loans to a third party along with an assignment of the associated mortgage-backed security commitment/trade. The buyer then exchanges the loans with Fannie Mae or Freddie Mac for mortgage backed securities to be delivered against the assigned trade;

               o (iii) Whole-loan sales, which involves loans that we will underwrite and sell to a specific buyer on a loan-by-loan basis. We intend to sell Jumbo and Alternative mortgage loans, as well as non-prime loans and home equity lines, on the same basis; and

               o (iv) Warehouse financing. We intend to sell all of the loans we fund. We plan to obtain and use a secured revolving credit facility to fund loan originations and finance-originated loans until they are sold. Our goal is to eventually secure a $5,000,000 million revolving line of credit that will be secured by the mortgage loans we close. The line of credit may require us to comply with various operating and financial covenants including those relating to: (a) our net worth, (b) maximum debt limits, (c) debt to

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                                                                         Page 20

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--------------------------------------------------------------------------------

                    equity ratio, and (d) restrictions on changes in our executive management.

Our Anticipated Future Customers
--------------------------------

         The Company is based in Denver and works from one central office with adequate space for expansion. We do not intend to acquire or develop numerous branch offices in our own corporate name. Instead, we intend to focus on our particular expertise: the marketing and provision of our mortgage brokerage services to our clients. Banks and credit unions have their own branch offices in which to market San Juan's proprietary services under their own name ("private label") to their individual customers.

Our Mortgage Solutions
----------------------


         We intend to achieve our business strategy and provide exemplary products and services by applying San Juan's mortgage solutions, which include:
(i) the implementation of state-of-the-art technology, (ii) the use of multiple distribution channels, and (iii) co-branded marketing and advertising.


         Technology
         ----------

         We will use technology to optimize delivery of our products and services. Our technology will be a customized blend of leading industry software and supporting technology. We will use it to maximize efficiency in the mortgage lending process, whether serving consumers directly, or supporting the mortgage operations of our business clients, such as mortgage bankers, brokers, financial institutions, realtors and homebuilders. we anticipate that these efficiencies will lead to a more satisfying mortgage experience, including:


        o Easy access to the mortgage lending process and easy-to-use service with value-added features

        o Comprehensive selection of mortgage products and services tailored to individual needs

        o Faster applications, pre-qualifications and ongoing monitoring of loan status

        o     Significant customer savings and interest rate locks


         We intend to take advantage of the latest developments in technology, including state-of-the-art backbone data communications capabilities. We anticipate that these technologies will eventually allow us to attain virtually instantaneous online credit approval for our customers, and efficient, secure communications with our clients across a wide area network.

        We intend to improve upon the effectiveness of the traditional telephone application process by (i) developing our web site and supporting software technologies to educate and motivate potential borrowers to complete an application, and (ii) automating specific aspects of the mortgage application process. In addition, potential borrowers will be supported by our loan officers, processors and customer service representatives on the phone or online. We anticipate that when we process, underwrite and fund mortgage loans for our mortgage banking operations, borrowers will have continual and convenient access to us in order to monitor the status of their applications.

         Multiple Distribution Channels
         ------------------------------

         We intend to use multiple channels of distribution to strengthen and expand our competitive position in both Internet and traditional mortgage banking. We anticipate that our distribution strategy will include direct-to-consumer channels and business-to-business partnerships.

         In business-to-business partnerships, we anticipate that our clients will realize efficient, enhanced and expert mortgage-related services at a substantial savings. We believe that we will realize greater distribution by way of a piggy-back marketing strategy. We anticipate that our clients' expansion and increased success will translate to greater opportunities for us to provide our services across a larger market segment. With each business client who signs on with us, we anticipate that we will realize penetration into the existing distribution channels of our clients.

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         We also plan to achieve the market penetration through private labeling and co-branding of our products and technologies to financial institutions who have subscribed for our mortgage services. Private labeling will involve offering both our online and offline technology and services to mortgage originators to use under their own name. Co-branding generally involves placing our name on a marketing partner's web site to provide our mortgage services in addition to our marketing partner's services. We will seek agreements to develop our visibility among financial institutions and increase market share through their developed distribution channels.

Marketing And Advertising
-------------------------

         Traditional Media. Our primary marketing objectives are to establish our Company as a leading mortgage broker for financial institutions and their customers. We intend to achieve this objective by implementing our business strategy described above and by launching an advertising campaign that focuses on radio, print and broadcast advertising as well as online advertising. In traditional media, we will display our advertisements in banking and mortgage trade journals, regional newspapers, and consumer publications.

         Internet Media. Over the Internet, we intend to advertise at general interest portal websites, industry specific portals and other select content providers. We desire an Internet presence at such portals as Yahoo, AOL, AltaVista, HotBot, and other high-traffic websites. We desire to hyperlink with news providers such as CNN and Bloomberg and specific mortgage trade content providers.

         Partner Co-branding. We also intend to increase our co-branding visibility with financial and other industry partners. Co-branding involves placing our proprietary San Juan Financial, Inc. name on our marketing partner's website. A potential client can click our name and pull up our website information and a description of our mortgage services.


COMPETITION

         The e-commerce market is rapidly evolving and intensely competitive. Barriers to entry are minimal. Potential competitors can launch new websites on the Internet quickly and at relatively low cost. In addition, the traditional residential mortgage loan business is intensely competitive.



         We plan to be a service provider for large financial institutions. While we do not envision ourselves in future competition with our clients, assuming that we are successfully able to commence business operations, we would be in competition with other mortgage brokers if they choose to compete with us in providing services to an institutionally-based market electronically through the Internet. Furthermore, we believe that our future proprietary Internet-based, electronic network, if and when completed, may provide us with a competitive advantage over other similar service providers who lack similar financial institutions as partners and who compete with us within the mortgage markets. Despite our future electronic network, assuming it is successfully developed, there is a probability that other mortgage service providers will seize the opportunity to develop their own proprietary Internet network of lenders and borrowers and compete directly with us.

         We will compete with a variety of other entities for the provision of mortgage services:


          o    banks,  credit  unions  and  other  financial   institutions  who
               originate mortgage loans and who we seek to transform into our growing client base

          o    other independent mortgage brokers


          o    online   competitors,    including   E-Loan,    Inc.,   iOwn.com,
               Lendingtree, Inc., Mortgage.com, and others


          o indirect competitors such as Microsoft Corporation through which other mortgage companies may offer products and services online


         Assuming that we are successfully able to commence business operations and generate revenues, our future mortgage banking and mortgage brokerage competitors will have significant competitive advantages, including longer operating histories, greater name recognition, larger customer bases, and greater financial resources to market their services, whether online or offline.

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--------------------------------------------------------------------------------

         We believe that the primary competitive factors in the online financial services market are:

          o    Pricing and breadth of product offerings;

          o    Brand awareness;

          o    Quantity   and   quality  of   financial   partners   and  online
               relationships;

          o    Ease of use and convenience of our web site;

          o    Time of market entry; and

          o    Proprietary and scalable technology infrastructure.

         Our future success will depend upon our ability to develop and maintain a significant share of borrowers who obtain loans through the Internet. In order to accomplish this, we must develop brand awareness among borrowers and lenders, develop an electronic network of lenders, and continually acquire and upgrade our technology.

         Our competition will generally fall into three categories:

          o Multi-lender and Single-Lender Web sites (e.g. Microsoft Home Advisor Technologies, E-Loan, Lendingtree, Inc., and MortgageIT). Several companies operate both a consumer-branded web site and private-label technologies for portals and other points of origination. Companies like E-Loan and MortgageIT also process, close, and fund the mortgage loan. Microsoft Home Advisor Technologies and Lendingtree, Inc. are not lenders and are also seeking to sell software to lenders. Unlike these two companies, we own no proprietary technology. The benefits of single-lender models are that they can provide a branded offering quickly and sometimes cost-effectively. The benefit of the multi-lender model is that it can build software and distribute it widely. The challenge for single-lender models is that because they are a lender, it is difficult to sell the product to companies that are also lenders because they are competitors. The challenges for the multi-lender model is that software is costly to develop and requires a long time to implement.

          o Traditional software companies and custom web site development companies (e.g. American Management Systems, Alltel, Cybertek, CMSI, and iXL). Traditional software companies and custom web site development companies generally develop large custom web sites for financial institutions. These companies will clearly be a competitive threat to us because of the in-depth relationships that these companies already have in place with the pool of our most important desired relationship: institutional lenders. The benefit of these companies' product and service offerings is that they are customized and developed specifically for a single financial institution. The challenges for these offerings compared to our proposed business model is that they require substantially longer lead times to develop web sites, cost significantly more, do not have multi-lender linkage capability, and must be updated and changed as technologies advance.

          o Emerging Internet Software Development Companies (e.g. Expede, Framework, S-1, Digital Insight, and Corrillion). Other companies are currently developing and marketing software to the financial services industry. These companies generally are focused at the front-end, as Customer Relationship Management (CRM) software providers, or at the back-end, as loan processing systems. Other companies are focused on other banking-related applications like bill payment and online banking. As these companies develop their existing products, competition among these companies could likely emerge.

Employees
---------


         As of March 31, 2000, we employed two persons, including one in management and one in administrative support.


Legal Proceedings
-----------------


         We are not a party to, or aware of any, pending or threatened litigation of a material nature.

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

Description of Property
-----------------------


         The Company does not own any physical properties at this time. We lease our corporate executive office space located at 4410 Newton Street, Denver, Colorado 80211.


                                   MANAGEMENT

         The following table sets forth information regarding our directors and executive officers.

Director and
Executive
Officers Name            Age       Position
------------------      -----      ---------------------------------------

Stephen G. Slater        37        Chairman of the Board, Chief Executive
                                   Officer and President

Troy Fullmer             35        Director, Secretary and Treasurer

         Stephen G. Slater has served as the President, Chief Executive Officer and the Chairman of the Board of Directors since May 2000. From 1986 until present, Mr. Slater has operated his own consulting business, advising clients concerning investments, with a focus on real estate located in the Denver, Colorado metropolitan area. Mr. Slater has been a real estate agent licensed with the Colorado Department of Real Estate since 1996.

         Troy L. Fullmer has served as the Secretary and Treasurer since May 2000. From 1991 until present, Mr. Fulmer has been an account manager for Marketing Partners, Inc. in Denver, Colorado. His duties include managing a four-state western territory, developing strategies, generating sales to accounts, and customer service. Mr. Fullmer is also a private investor in real estate in Denver, Colorado with extensive experience in mortgage analysis.

Executive Compensation
----------------------

         The following table sets forth the annualized base salaries that we paid in 2000 and have agreed to ay for 2001 to our President and Chief Executive Officer, Mr. Slater and our Secretary and Treasurer, Mr. Fullmer. None of the executive officers of the Company have received a total annual salary and bonus in excess of $100,000 in either 2001 or 2000.


                           SUMMARY COMPENSATION TABLE

                                                                     Securities
Name and Principal Position                                          Underlying
                                  Year     Salary ($)    Bonus ($)   Options (#)
----------------------------      -------  ------------  ----------- -----------

Stephen G. Slater (1),
President and Chief
Executive Officer                 2001     $5,000        --          0
                                  2000     $5,000        --          150,000

Troy L. Fullmer                   2001     --            --          0
                                  2000     --            --          50,000

        (1) Although San Juan Financial, Inc. was incorporated on June 6, 1989, the Company has not paid salaries or other forms of compensation to employees prior to Mr. Slater's salary in 2000.









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                                                                         Page 24

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As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                     Stock Option Grants In Fiscal Year 2000
                     ---------------------------------------
                                                                                                 Potential Realizable
                                        Individual Grants                                          Value at Assumed
                     ---------------------------------------------------------------------          Annual Rates Of
                      Number of         Percent of Total                                              Stock Price
                      Securities        Options Granted                                            Appreciation for
                      Underlying        to Employees in        Exercise                             Option Term (2)
Name                   Options          Fiscal Year (%)          Price                           ----------------------
----                Granted (#)(1)                              ($ Per          Expiration          5%          10%
                                                                Share)             Date
                    ---------------    -------------------    ------------     --------------    --------    -------
Name                                                                                                (In thousands)
----

Stephen G.
Slater                  150,000               75%                $1.00           12/13/10         $157,506     $165,000

Troy L.
Fullmer                  50,000               25%                $1.00           12/31/10           52,500       55,000

(1) Mr. Slater's stock options were fully vested on the grant date. Mr. Fullmer's stock options were fully vested on the grant date.

(2) Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year option term as applicable. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the exercise price, as determined by our Board of Directors, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option and subtracting from that result the aggregate option and exercise price.

Security Ownership Of Certain Beneficial Owners And Management
--------------------------------------------------------------

         The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) as of March 30, 2001 by (i) each person known by the Company to be a beneficial owner of more than 5 percent of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.


                                        SHARES                             SHARES
                                        BENEFICIALLY                       BENEFICIALLY
                                        OWNED BEFORE                       OWNED AFTER
                                        OFFERING                           OFFERING(1)
NAME OF SELLING                         -------------                      -------------
SECURITYHOLDER                     NUMBER          PERCENT          NUMBER          PERCENT
------------------------           -------------   -------------    -------------   -------

Oxnard Beaches, Ltd.(2)            416,666.75      8.23%            416,666.75      4.14%

Wentworth Cavanaugh, Ltd.(3)       416,666.75      8.23%            416,666.75      4.14%

Ron Stinner(4)                     416,666.75      8.23%            416,666.75      4.14%

Mark Moniak(4)                     416,666.75      8.23%            416,666.75      4.14%

Rowland F. Marshall(5)             416,666.5       8.23%            416,666.5       4.14%

Timothy Bessell(6)                 416,666.5       8.23%            416,666.5       4.14%

Kevin Sutherland(7)                416,666.5       8.23%            416,666.5       4.14%

Cortez Roxbury(8)                  416,666.5       8.23%            416,666.5       4.14%

--------------------------------------------------------------------------------
                                                                         Page 25



As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

Mark Bogani(9)                     333,333.3       6.60%            333,333.3       3.31%

David Sorge(9)                     333,333.3       6.60%            333,333.3       3.31%

Rob Chromosta(9)                   333,333.3       6.60%            333,333.3       3.31%

Troy Fullmer(9)                    333,333.3       6.60%            333,333.3       3.31%

Bruce Penrod(9)                    333,333.3       6.60%            333,333.3       3.31%

Steven G. Slater, Chief Executive
Officer and President                     0         0               0               0%

Directors and Officers as a group         0         0               0               0%


(1) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

(2) Oxnard Beaches, Ltd., a Bahamian International Business Company ("IBC")is wholly-owned by Mr. Jay Garcia, a resident of the Bahamas, whose address is One Millars Court, Nassau, The Bahamas.

(3) Wentworth Cavanaugh, Ltd., a Bahamian IBC, is wholly owned by Ms. Michele Danelle, a resident of the Bahamas, whose address is One Millars Court, Nassau, The Bahamas.

(4) The address of Ron Stinner and Mark Moniak, each a resident of San Diego, California, is the same as the Company's address.

(5) The address of Rowland F. Marshall, a Bahamian citizen, is One Millars Court, Nassau, The Bahamas.

(6) The address of Timothy Bessell, a California resident, is 655 Nautilus, La Jolla, California.

(7) The address of Kevin Sutherland, a California resident, is 2003 Escarpa Drive, Los Angeles, California.

(8) The address of Cortez Roxbury, a Bahamian resident, is One Millars Court, Nassau, The Bahamas.

(9) The address of Mark Bogani, David Sorge, Troy Fullmer, Rob Chramosta and Bruce Penrod, each a Colorado resident, is the same as the Company's address.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capital stock consists of 750,000,000 shares of common stock (of which 5,063,000 shares were used and outstanding as of March 31, 2001), 10,000,000 shares of preferred stock (none of which are outstanding). In December 2000, the Company issued warrants exercisable into 200,000 shares of common stock, exercisable at a purchase price of $1.00 per share until December 31, 2010.

         Shareholders do not have an unqualified right to a dividend. The policy of the Company is not to declare dividends, however dividends may be declared, when lawful to do so, at the discretion of the Board of Directors. A common shareholder has the right to vote his or her shares in the affairs of the Company. Common shares have one vote each. The right to vote may be delegated by the shareholder to another person. In the event of a liquidation or dissolution of the Company, common shareholders are entitled to share pro rata all assets remaining, if any, after payment in full of liabilities. Shareholders do not have preemptive rights. The Company's articles of incorporation do not so provide. In the event of a liquidation or dissolution of the Company, common shareholders are entitled to share pro rata all assets remaining, if any, after payment in full of all liabilities. Shareholders do not have any other material rights. There are no provisions in the Company's articles of incorporation or bylaws that would delay, defer or prevent a change in control of the Company.

         The following is a summary of certain provisions of our common stock and preferred stock.

--------------------------------------------------------------------------------
                                                                         Page 26

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------


Common Stock
------------

         As of March 31, 2001, there were 5,063,000 shares of common stock outstanding, held by approximately 48 stockholders of record. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and nonassessable.

         The following summarizes the rights of holders of our common stock:

     o Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

     o    There are no cumulative voting rights;

     o The holders of our common stock are entitled to dividends and other distributions as may be declared from time t time by the board of directors out of funds legally available for that purpose, if any;

     o Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all our assets remaining available for distribution after satisfaction of our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

     o The holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, nor are they entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock
---------------

         Upon the closing of this Offering, there will be no shares of preferred stock outstanding. Our certificate of incorporation authorizes our board of directors to crate and issue one or more series of preferred stock and determine the rights and preferences of each series within the limits set forth in our charter.

         The following summarizes the rights of holders of our preferred stock.

     o Each holder of shares of preferred stock is entitled to receive a dividend preference on a cumulative or non-cumulative basis as determined by the board of directors prior to and in preference of any dividend declared to the holders of common stock.

     o Each holder of shares of preferred stock is entitled to receive a liquidation preference distributed on a pro rata basis to and in preference of any liquidation distribution to the holders of common stock.

     o Each share of preferred stock may be redeemed upon terms determined by the board of directors.

     o Holders of preferred stock are not entitled to vote, except as required by law.

Limitations on Directors' Liability and Indemnification
-------------------------------------------------------

         The Bylaws of the company provide that we will indemnify our directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. Following this Offering of common stock, we expect to have liability insurance coverage for our directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable.

Transfer Agent and Registrar
----------------------------

         The transfer agent and registrar for our common stock is Silverado Transfer Corporation, Los Angeles, California.
--------------------------------------------------------------------------------
                                                                         Page 27

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

         The shares being registered hereunder are being offered by the Company in negotiated transactions by and through the Company's officers and directors. No public market for our shares presently exists, although we intend to seek listing of our shares for quotation on the OTC Bulletin Board upon the effective date of this Offering. Unless and until we successfully register our shares on the OTC Bulletin Board, the types of transactions in which the common shares will be sold may include transactions in the Over-the-Counter Bulletin Board market (including block transactions), negotiated transactions, or a combination of these methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. We have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of our Shares.

         We may sell our shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.


         We are responsible for all costs, expenses and fees incurred in registering the Shares offered hereby. We will also be responsible for brokerage commissions, if any, attributable to the sale of our Shares.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this Offering, there has been no market for our common stock. Assuming that we succeed in listing our common stock for quotation on the OTC
Bulletin Board, future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. As described below, only 63,000 shares currently outstanding will be available for sale immediately after this Offering (pursuant to Rule 144) because of contractual restrictions on resale. Sales of substantial amounts of our common stock in the pubic market after the restrictions lapse or are released could adversely affect the prevailing market price and impair our ability to raise equity capital in the future.


         Upon completion of the Offering, we will have 10,063,000 outstanding shares of common stock. Of these shares, the 5,000,000 shares sold in this Offering will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. In general, affiliates include officers, directors or 10 percent stockholders.

         63,000 of the remaining 5,063,000 shares outstanding are "restricted securities" within the meaning of Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which are summarized below. Sales of the restricted securities in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock.

         Our principal stockholders have entered into lock-up agreements in connection with this Offering generally providing that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock without the prior written consent of the Company. According to the lock-up agreements, the sale restrictions will expire on the date which is two years after the effective date of this prospectus. Notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, shares subject to lock-up agreements will not salable until such agreements expire or are waived by the Company. Taking into account the lock-up agreements, and assuming the Company does not release stockholders from these agreements, the following shares will be eligible for sale in the public market at the following times:

     o Beginning on the date of this prospectus, only the 5,000,000 shares sold in this Offering, in addition to the 63,000 shares held by certain private investors pursuant to Rule 144, will be immediately available for sale in the public market.

     o Beginning on the date which is two years after the effective date of this prospectus, an additional 5,000,000 shares will be available for sale in the public market.

--------------------------------------------------------------------------------
                                                                         Page 28

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

         In general, under Rule 144 as currently in effect, the owners of the outstanding 63,000 shares, who have each beneficially owned restricted securities for at least one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o one percent of the number of shares of common stock then outstanding which will equal approximately 10,063,000 shares immediately after this Offering; or

     o the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

         Sales under Rule 144 are also subject to requirements with respect to manner of sale, notice, and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate and any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         Rule 701, as currently in effect, permits our employees, officers, directors, or consultants who purchased shares pursuant to a written compensatory plan or contract to resell such shares in reliance upon Rule 144 but without compliance with specific restrictions. Rule 701 provides that affiliates may sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and that non-affiliates may sell such shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by The Krueger Group, LLP, San Diego, California.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 2000 and 2001, and March 30, 2001 included in this prospectus have been included in reliance on the report of the accountancy, Craig W. Conners, C.P.A., independent auditors, given on the authority of said firm as experts in auditing and accounting.









--------------------------------------------------------------------------------

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

         The audited financial statements of the Company included in this prospectus have been audited by Craig Conners, C.P.A. San Diego, California, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Craig Conners, C.P.A., San Diego, California, as experts in accounting and auditing and in giving said reports.
















--------------------------------------------------------------------------------

                               SAN JUAN FINANCIAL
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page
                                                                            ----
Independent auditors' report.................................................F-2

Balance sheet, December 31, 2000.............................................F-3

Statement of operations, April 10, 2000 through
    December 31, 2000........................................................F-4

Statement of cash flows, April 10, 2000
    Through December 31, 2000................................................F-5

Summary of significant accounting policies...................................F-6

Notes to financial statements................................................F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
San Juan Financial, Inc.

We have audited the balance sheet of San Juan Financial, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, shareholders' equity, and cash flows, from April 10, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Juan Financial, Inc. as of December 31, 2000, and the results of its operations and its cash flows from April 10, 2000 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.



                                  Craig W. Conners, C.P.A.
                                  San Diego, California
                                  March 7, 2001


                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                                  Balance Sheet
                                     Audited
                                December 31, 2000


                                     ASSETS

                                                                                 Dec. 31, 2000      June 30, 2000
                                                                                   (Audited)          (Audited)

CASH.............................................................................. $ 6,288             $41,585
EQUIPMENT, less accumulated depreciation of $.00..................................       0                   0
                                                                                   -------             -------
                                                                                   $ 6,288             $41,585
                                                                                   =======             =======

                              SHAREHOLDERS' EQUITY

PREFERRED STOCK,  no par value, 10,000,000 shares authorized;
- 0 shares issued and outstanding.................................................     -                   -

COMMON STOCK, no par value; 750,000,000 shares authorized;
- 5,063,000 shares issued and outstanding (Note C)................................ 103,000             100,200
ACCUMULATED RETAINED DEFICIT ($96,711accumulated during the development stage).... (96,711)            (58,615)

ADDITIONAL PAID CAPITAL .......................................................... $ 6,288            $ 41,585
                                                                                   ========           ========



        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                             Statement of Operations
                                     Audited

                    April 10, 2000 Through December 31, 2000


                                                                      Dec. 31, 2000      Dec. 31, 1999
                                                                      -------------      -------------
OPERATING EXPENSES

         Filing Fees.............................................      $    173                  0
         Postage and Delivery....................................            76                  0
         Registration and Filing Fees............................         1,570                  0
            Professional Fees....................................        41,000                  0
            Supplies.............................................            99                  0
            Travel & Entertainment...............................         7,477                  0
            Web Site Development.................................         6,287                  0
         Other...................................................            29                  0
                                                                      ----------         ---------


                           TOTAL OPERATING EXPENSES                     $56,711              $   0
                                                                      ----------         ---------
                               LOSS FROM OPERATIONS                    ($56,711)          ($     0)
                                                                      ----------


INCOME TAX EXPENSE                                                            0                  0
                                                                      ----------         ---------

                                           NET LOSS                   ($ 56,711)           $     0
                                                                      ==========         =========


Basis loss per common share......................................      $   *               $   *
                                                                      ---------          ---------

Basic weighted average common shares outstanding.................     5,046,866          5,046,866
                                                                      =========          =========

*  Less than $.01 per share




        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows
                                    Auditited

                    April 10, 2000 Through December 31, 2000


                                                            Sept. 30, 2000    Sept. 30, 1999
OPERATING ACTIVITIES
         Net loss.....................................       $ 56,711           $        0
                                                             ---------          ----------
                                    NET CASH (USED IN)
                                  OPERATING ACTIVITIES        (56,711)                   0
                                                             ---------          ----------

FINANCING ACTIVITIES
         Proceeds from the Sale of Common Stock.......        103,000                    0
         Adjustments to Retained Earnings.............        (40,000)                   0
                                                             ---------          ----------
                                  NET CASH PROVIDED BY
                                  FINANCING ACTIVITIES         63,000                    0
                                                             =========          ==========


Cash and cash equivalents, beginning of period                      0                    0
              CASH AND CASH EQUIVALENTS, END OF PERIOD          6,289                    0
                                                             ---------          ----------
                   CHANGE IN CASH AND CASH EQUIVALENTS          6,289                    0
                                                             =========          ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
         Interest.....................................              0                    0
         Income taxes.................................              0                    0
                                                             =========          ==========










        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                            Development stage company

San Juan Financial, Inc. (the "Company") entered the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7 "Accounting and Reporting by Development Stage Enterprises" in 1989 upon incorporation. The Company operates as a mortgage banking and brokerage company over the internet.

                                Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                           Equipment and depreciation

Equipment is stated at cost. Equipment is depreciated over its estimated useful life using the straight-line method.

Upon retirement or disposition of the furniture and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are charged to expense as incurred and expenditures for additions and improvements are capitalized.

                              Web site development

The Company expenses all internal and external costs incurred to develop internal-use computer software. As a development stage company, management has determined there is no assurance that the web site will provide substantive service potential to the Company.

                                  Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.


Income taxes are  computed  under the  provisions  of the  Financial  Accounting
Standards Board (FASB) Statement 109 No. (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

                            Earnings/(loss) per share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

                       Fair value of financial instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company's only financial instrument at December 31, 2000 was cash.

                           Cash and Cash Equivalents.

For purposes of the statements of cash flows, The Company considers all highly liquid debt securities purchased with maturity of three months or less to be cash equivalents.

                         Investment in Equity Securities

Equity securities are considered available-for-sale, and are carried at fair value, with unrealized gains and losses reported in a separate component of stockholders' equity under Accumulated Other Comprehensive Income.

                          Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, are cash and cash equivalents and accounts receivable.

                             Property and Equipment

Property and equipment, consisting of furnishings and equipment used in its current operations, is stated at cost, less accumulated depreciation. Depreciation is begun when the assets are placed in service and computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

                                Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.

                                  Sales Revenue

Revenues from sales are recorded when the collection of sales proceeds is reasonably assured and all other material conditions of the sales are met. Income on contracts in excess of one month is deferred and recognized monthly, pro-rata, over the term of the agreement.

                                   Advertising

Advertising costs are charged to operations in the year incurred.

                        Basic Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing the net income or loss available to Common stockholders by the weighted average number of Common shares outstanding during each period. There were no common stock equivalents as of the periods ended December 31, 2000 and December 31, 1999. Net income or loss per share for the periods presented above are based on a weighted average number of shares outstanding of 5,063,000 and 5,000,000 (adjusted for a one-for-eight reverse split) during the three months ended, 2000 and 1999, respectively.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A:  NATURE OF ORGANIZATION

                                   Background
The company was incorporated under the laws of Colorado on June 6, 1989. Following incorporation the Company remained an inactive shell company. Effective April 10, 2000, the Company entered the development stage in accordance with SFAS No. 7. The Company's principal activities since April 10, 2000 have consisted of organizational maters and the sale of its no par value common stock.

                              Amendment to Articles
On April 10, 2000, the Company filed amended articles of incorporation with the State of Colorado, at which time the Company revised Article XI, Board of Directors. The Board consists of one director who is also the President of the Company.

NOTE B:  INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:


                                                                Sept. 30, 2000
                                                                ---------------
             U.S. federal statutory graduated rate.............         15.00%
             State income tax rate, net of federal benefit.....          7.51%
             Offering costs....................................         13.13%
             Net operating loss for which no tax benefit
                is currently available.........................        -35.64%
                                                                ---------------
                                                                ---------------
                                                                         0.00%
                                                                ===============


At December 31, 2000, deferred taxes consisted of a net tax asset of $34,467 due to operating loss carryforwards of $96,711, which was fully allowed for in the valuation allowance of $34,467. The valuation allowance from April 10, 2000 (inception) through December 31, 2000 was $34,467. Net operating loss carryforwards will expire through 2020.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

NOTE C:  SHAREHOLDERS' EQUITY

Common stock

In May 2000, the Company conducted a private placement offering whereby it sold 63,000 shares of its no par value common stock for $1.00 per share pursuant to an exemption from registration claimed under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company received net proceeds of $60,000 after deducting offering costs totaling $3,000.

On August 9, 2000 the Company sold an additional 2,800 shares for $1.00 for a net proceed of $2,800.

Following its original incorporation in June 1989, the Company issued 40,000,000 shares of its no par value common stock to an officer as payment for services related to the organization and start-up of the Company. The value of the transaction could not be objectively measured as the services were rendered by a related party. The transaction was recorded at a nominal value of $40,000 ($.001 per share) as there was no market price for the Company's common stock on the date of issuance.

Reverse stock split

On April 7, 2000, the Board of Directors authorized an 8 to 1 reverse split of the Company's no par value common stock, effective on that date. As a result of the split, the Company's outstanding common shares were reduced from 40,000,000 to 5,000,000. All per share and shares outstanding data in the accompanying financial statements have been restated to reflect the reverse split.

=============================================         ==========================
No  dealer,  salesman  or any person has been
authorized to give any information or to make
any  representation  in  connection with this
offering  other than  those contained in this
Prospectus,  and,  if  given  or  made,  such               10,000,000 Shares
information  or  representation  must  not be
relied upon as  having been authorized by the
Company.  This Prospectus does not constitute
an  offer  to  sell  or a  solicitation of an
offer  to  buy  any of the securities offered
hereby by  anyone in  any state in which such
offer or solicitation is not authorized or in
which   the   person  making  such  offer  or                    SAN JUAN
solicitation is  not qualified  to  make such                FINANCIAL, INC.
offer or solicitation.   Neither the delivery
of   this   Prospectus   nor  any  sale  made
hereunder   shall  under   any  circumstances
create  any  implication that the information
contained  herein  is  correct as of any time
subsequent to its date.
                   __________________                         Common Stock

                    TABLE OF CONTENTS
                                           Page
Prospectus Summary..........................6
Forward Looking Statements..................7
Risk Factors................................7
Use of Proceeds............................14
Dilution...................................14
Plan of Operations.........................14
Business...................................16
Management.................................25
Summary Compensation Table.................26
Stock Option Grants in Fiscal Year 2000....26
Description of Securities..................28
Plan of Distribution.......................29
Shares Eligible for Future Sale............30
Legal Matters..............................31                --------------
Experts....................................31                  PROSPECTUS
Index to Consolidated Financial Statements.32                --------------

Until July __, 2001 (25 calendar  days after
the date of  this  Prospectus),  all  dealers
effecting   transactions  in  shares  of  the
Common Stock, whether or not participating in
this distribution, may be required to deliver
a Prospectus. This delivery requirement is in
addition  to  the  obligation  of  dealers to
deliver    a   Prospectus   when   acting  as
underwriters and with respect to their unsold allotments of subscriptions.



                                                              June 11, 2001
=============================================         ==========================

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles and Bylaws provide that we will indemnify to the fullest extent permitted by the general laws of the State of Colorado our officers and directors. The scope of indemnification includes indemnifying for expenses and liabilities directors or officers may incur in defending, settling or satisfying any civil or criminal action brought against them on account of their being or having been directors or officers of the Company. We may indemnify officers or directors if such person acted in good faith and in a manner reasonable believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct in question was unlawful. In the event of a settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. Indemnification does not extend to such action where officers or directors are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Act of 1934, as amended (collectively, the "Acts"), may be permitted to directors, officers or controlling persons pursuant to foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Acts and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company's expenses in connection with this Offering (other than possible underwriting discounts and commissions) are set forth below. All of these amounts are estimates, except the SEC registration fee and the NASD filing fee.

                                                                 Amount Payable
                                                                  by Registrant
                                                                 --------------
         SEC Registration Fee....................................    $1,250
         NASD Filing Fee.........................................     3,260
         Blue Sky Fees and Expenses (Including Legal Fees).......     5,000
         Printing Costs..........................................     2,500
         Registrar and Transfer Agent Fees.......................     2,500
         Legal Fees and Expenses.................................    42,755
         Accountancy Fees and Expenses...........................     5,000
         Miscellaneous...........................................         0
                                                                    -------
                  Total..........................................   $62,265
                                                                    =======


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     As of May 6, 2000, the Company sold for $63,000 cash, a total of 63,000 shares of restricted common stock, as follows (all at $1.00 per share): Stanley
C. & Mimi Lee, 30,000; Alan Ligi, 15,000; Moon Y. Lew, 15,000; David Bender, 100; Gerard W. Bender, 100; Paige Bender, 100; Maryann Bogani, 100; Tina Bogani, 100; Marty Baumohl, 100; Phillip C. Broshear, 100; Marc R. Brosseau, 100; Jeff Campbell, 100; Robert S. Chramosta, 100; Ike Claypool, 100; Davidson Trust, 100; Carolyn E. Dilger, 100; Wayne E. Dilger, 100; Equisource Financial, Inc., 100; Bobby Hayden, 100; Thomas Kaufman, 100; Justin Large, 100; Dr. Tahir Majid, 100; Robert & Carlotta Marsick, 100; Franck Martin, 100; Jennifer Morris, 100; Craig Nelson, 100; Sacha Patin, 100; Bruce Penrod, 100; Tom Pizer, 100; Gary L. Thomas, 100; Alma Wofford, 100; John Wofford, 100; and Mrs. Teri C. Yarborough, 100.

     The foregoing described issuances, without an underwriter, total 63,000 shares of restricted common stock. Each of these persons had access to all material information regarding the Company prior to the offer of sale, without an underwriter, of the Company's common stock. These offers and sales of common stock are believed to have been exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, pursuant to section 4(2) thereof and by available state exemptions, from registration of the offer and sale of such common stock.

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------


ITEM 27. EXHIBITS AND FINANCIAL STATEMENTS

         (a)  Exhibits

    Exhibit Number                       Description
    --------------                       -----------

         3.1            Articles of Incorporation*
         3.2            Bylaws*
         3.3            Unanimous Written Consent Of Board Of Directors dated
                         March 7, 2001*
         4.1            Form of Lock-Up Agreement
         5.1            Legal Opinion of The Krueger Group, LLP
         21.1           Subsidiaries
         23.1           Consent of The Krueger Group, LLP (contained in
                         Exhibit 5.1)
         23.2           Consent of Craig W. Conners, C.P.A.

         *        Previously filed.

ITEM 28.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------



     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b)  The undersigned Registrant, hereby undertakes to include the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SAN JUAN FINANCIAL, INC.


                             By:: s/ Steven G. Slater         Date: 06/11/01
                             --------------------------       ---------------
                             Steven G. Slater, Chairman
                             of the Board of Directors,
                             Chief Executive Officer and
                             President

     In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                        Title                                      Date
--------                    -----                                      ----

/s/ Steven  G. Slater       Chairman of the Board of Directors,
---------------------       Chief Executive Officer,                   06/11/01
Steven G. Slater            and President                              --------

/s/ Troy Fullmer            Secretary, Treasurer, and
---------------------       Director                                   06/11/01
Troy Fullmer                                                           --------